Contact:           Kevin Donovan
Bottomline Technologies
603-501-5240
kdonovan@bottomline.com

Bottomline Technologies Reports First Quarter Results

Revenue Growth Drives Results

PORTSMOUTH, N.H. – October 25, 2007 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of collaborative payment and invoice automation solutions, today reported financial results for the first fiscal quarter ended September 30, 2007.

Revenues for the first quarter were $31.4 million, a 24% increase from revenues of $25.2 million in the first quarter of last year.  The growth in revenues was highlighted by an increase in software license revenues to $3.4 million in the current quarter from $1.9 million in the first quarter of last year.  Subscription and transaction revenue and service and maintenance revenue also increased on a year-over-year basis.

Net loss for the first quarter was $0.8 million, or net loss per share of $0.03. During the first quarter, operating expenses of $18.9 million included acquisition-related amortization of intangible assets of $2.6 million and stock-based compensation expense of $1.9 million.

Excluding these acquisition-related and stock compensation items, non-GAAP net income for the first quarter was $3.8 million, a $2.0 million, or 108% increase in non-GAAP net income from the first quarter of last year.  Non-GAAP net income per share doubled from $0.08 a year ago to $0.16 in the current quarter.

Cash and short-term investments on hand as of September 30, 2007 were $64.9 million.  During the first quarter, the company spent $3.7 million toward the repurchase of 281,000 shares of its common stock at an average repurchase price of $13.14.

“Bottomline had a good first quarter and a strong start to the new fiscal year,” said Rob Eberle, President and CEO of Bottomline Technologies.  “Our results were well ahead of expectations.  We are beginning to see the earnings capability of the model we have been working to create with non-GAAP net income of $3.8 million which is double the same period a year ago.  This reflects a focused effort to prioritize and align our offerings towards the greatest opportunities for revenue growth and margin expansion.  We expect this effort, which will be ongoing, to yield even greater earnings potential in the future.”

Customer Highlights

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Bottomline’s WebSeries® Global Cash Management platform was selected by one of the world’s largest publicly owned providers of health care, disability, life and accident insurance benefits to enhance compliance and control over payment and cash management processes across the organization.

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New customers, including Dentsply International, Healthcare REIT, Lindt & Sprüngli, London Overground Rail Operations, Midwest Insurance and Sbarro, chose Bottomline’s solutions to accelerate the transition from paper- to electronic-based payment and transactional document processes.

•
Hyatt Hotels extended the value of their Oracle® e-Business Suite with Bottomline’s accounts payable automation solution for streamlined electronic invoice processing and automated, electronic transactional document creation.

•
Westchester County Medical Center, the academic medical center of New York Medical College, signed a multi-year contract for Legal eXchange™, Bottomline’s Software as a Service (SaaS) for legal spend management.

Corporate and Product Highlights

•	Formed a strategic global partnership with Wipro Technologies to provide corporate payments and cash management solutions to customers based on Bottomline’s WebSeries platform.

•
Announced that the company received three payments security-related technology patents from the United States Patent and Trademark Office, further strengthening Bottomline’s market position and competitive differentiators within corporate payments and banking.

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Introduced advanced functionality for payments workflow and expanded support for Service Oriented Architecture (SOA) within Bottomline’s Global Cash Management platform. Through SOA, banks and financial institutions can seamlessly integrate WebSeries’ advanced payment and reporting capabilities into other applications for corporate, small business and retail banking, and trust and securities services.

Bottomline has presented supplemental non-GAAP financial measures as part of this earnings release. The non-GAAP financial measures exclude certain non-cash items, specifically amortization of intangible assets and stock-based compensation expense. The presentation of this information should not be considered in isolation from, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP measures internally to assess the ongoing performance of the company. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. A reconciliation of the GAAP results to the non-GAAP results for the three month period ending September 30 is as follows:
	Three Months Ended September 30,
	(in thousands)
	2007	2006
GAAP Net Loss	$(801)	$(1,480)
Amortization of Intangible Assets	2,647	1,461
Stock Compensation Expense	1,927	1,836
Non-GAAP Net Income	$3,773	$1,817

About Bottomline Technologies
Bottomline Technologies (NASDAQ: EPAY) provides collaborative payment and invoice automation solutions to corporations, financial institutions and banks around the world. The company's solutions are used to streamline, automate and manage processes and transactions involving global payments, invoice approval, purchase-to-pay, collections, cash management and document process automation. Organizations trust these solutions to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, WebSeries, Legal eXchange and the BT logo are trademarks of Bottomline Technologies, Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies' financial results, refer to the Company's Annual Report on Form 10-K for the year ended June 30, 2007, on file with the SEC. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Bottomline Technologies
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended
	September 30,
	2007	2006
Revenues:
Software licenses	$3,365	$1,851
Subscriptions and transactions	6,842	6,484
Service and maintenance	17,685	13,507
Equipment and supplies	3,470	3,380

Total revenues	31,362	25,222

Cost of revenues:
Software licenses	188	197
Subscriptions and transactions	3,971	2,606
Service and maintenance (1)	7,831	6,362
Equipment and supplies	2,524	2,526

Total cost of revenues	14,514	11,691

Gross profit	16,848	13,531

Operating expenses:
Sales and marketing (1)	7,519	6,591
Product development and engineering (1)	4,226	3,708
General and administrative (1)	4,459	4,219
Amortization of intangible assets	2,647	1,461

Total operating expenses	18,851	15,979

Loss from operations	(2,003)	(2,448)

Other income, net	897	969

Loss before provision for income taxes	(1,106)	(1,479)
Provision (benefit) for income taxes	(305)	1

Net loss	$(801)	$(1,480)

Basic and diluted net loss per share	$(0.03)	$(0.06)

Shares used in computing basic and diluted net loss per share:	23,602	23,430

Non-GAAP (excludes acquisition-related amortization and stock compensation expense):(2)
Net income	$3,773	$1,817
Diluted net income per share (3)	$0.16	$0.08

(1) Stock-based compensation is allocated as follows:
Cost of revenues: service and maintenance	$232	$118
Sales and marketing	612	695
Product development and engineering	183	198
General and administrative	900	825
	$1,927	$1,836
(2)  Non-GAAP presentation excludes charges for amortization of intangible assets of $2,647 and $1,461, and stock compensation expense of $1,927 and $1,836 for the three months ended September 30, 2007 and 2006, respectively.

(3)  Shares used in computing non-GAAP diluted net income per share were 24,150 and 23,649 for the three months ended September 30, 2007 and 2006, respectively.

Bottomline Technologies
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	June 30,
	2007	2007

Assets
Current assets:
Cash, cash equivalents and short-term investments	$64,942	$65,873
Accounts receivable	26,277	24,359
Other current assets	5,018	5,402

Total current assets	96,237	95,634

Property and equipment, net	8,159	8,270
Intangible assets, net	82,191	84,296
Other assets	1,736	1,784

Total assets	$188,323	$189,984

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,205	$6,650
Accrued expenses	7,909	8,475
Deferred revenue and deposits	24,784	25,188

Total current liabilities	38,898	40,313

Deferred revenue and deposits, non current	1,980	2,498
Deferred income taxes	5,676	6,258
Other liabilities	753	479

Total liabilities	47,307	49,548

Stockholders' equity
Common stock	25	25
Additional paid-in-capital	266,665	263,229
Accumulated other comprehensive income	9,363	8,292
Treasury stock	(14,505)	(11,285)
Accumulated deficit	(120,532)	(119,825)

Total stockholders' equity	141,016	140,436

Total liabilities and stockholders' equity	$188,323	$189,984